EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-289652 on Form S-3ASR and in Registration Statement No. 333-233481 on Form S-8 of Keurig Dr Pepper Inc. of our report dated March 3, 2026 relating to the financial statements of JDE Peet’s N.V. appearing in this Current Report on Form 8-K/A dated June 11, 2026.

/s/ Deloitte Accountants B.V.

June 11, 2026
Amsterdam, The Netherlands